Exhibit 2.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement"), dated as of June 30, 2015, is entered into by and among DECISIONPOINT SYSTEMS INTERNATIONAL, INC., a Delaware corporation ("Seller"), CMAC, INC., a Georgia corporation (the "Company"), CMAC PURCHASER, LLC, a Georgia limited liability company ("Purchaser"), BRYAN E. MOSS, an individual resident of the State of Georgia ("Moss"), and BYRON M. ALLEN, an individual resident of the State of Georgia ("Allen" and, together with Purchaser and Moss, the "Purchaser Parties").

RECITALS

WHEREAS, Seller owns all of the issued and outstanding shares of common stock, no par value per share (the "Shares"), of the Company;

WHEREAS, Moss and Allen are the majority members of, and Moss is the sole manager of, Purchaser; and

WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings specified or referred to in this Article I:

"Action" means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

"Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Encumbrance" means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

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"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Knowledge" means, with respect to Seller, the actual present knowledge of a particular matter by any executive officer or director of Seller, excluding, for the avoidance of doubt, Moss and Allen.

"Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

"Losses" means actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys', consultants' and experts' fees and expenses.

"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

"Representative" means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

"Taxes" means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

"Tax Return" means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Shares for the consideration specified in Section 2.02.

Section 2.02 Purchase Price. The aggregate purchase price for the Shares shall be $650,000.96 (the "Purchase Price"), which shall be satisfied, fully and completely, as follows:

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(a)                the amount of $247,717.99, representing, and in satisfaction in full of, the aggregate of all unpaid bonus compensation which Purchaser, Moss and Allen contend is due to Moss and Allen from Seller or its Affiliates as of the Closing Date in connection with their employment with the Company, will be credited against the Purchase Price; and

(b)               the amount of $402,282.97, representing accounts payable and other liabilities owed by the Company and set forth on Schedule 2.02(b) (the "Company Liabilities"), will be credited against the Purchase Price.

Section 2.03 Transactions to be Effected in Connection with the Closing.

(a) At the Closing:

(i)                 Purchaser shall deliver to Seller the sum of $301,686.74 in immediately available funds, and Seller shall immediately thereafter, from such funds, deliver to each Person to whom Company Liabilities are owed and who are designated on Schedule 2.02(b) to be paid on the Closing Date, in immediately available funds, the amount necessary to satisfy fully the Company Liabilities owed to such Person as set forth on Schedule 2.02(b). For the avoidance of doubt, the parties agree that all other Company Liabilities, totaling $100,596.23, shall remain liabilities of the Company post-Closing (the "Post-Closing Company Liabilities"); and

(ii)               Seller shall commence delivery to each Person to whom any accounts payable or other liabilities are owed by the Company, other than the Company Liabilities, and set forth on Schedule 2.03(a) (the "Excluded Liabilities"), in the amounts necessary to satisfy fully the Excluded Liabilities owed to such Person as set forth on Schedule 2.03(a), subject to the collectability of accounts receivable as more fully described in Section 2.05. Any liabilities of the Company not set forth on Schedules 2.02(b) or 2.03(a), but excluding the Silicon Valley Debt (as hereinafter defined) and as otherwise provided in Section 5.03 hereof, shall collectively be referred to herein as "Unknown Liabilities."

(b) At the Closing, the Purchaser Parties shall deliver to Seller separate mutual releases, each in the form attached hereto as Exhibit A, executed by each of Purchaser, Moss and Allen (collectively, the "Mutual Releases").

(c) At the Closing, Seller shall deliver to Purchaser:

(i)                 stock certificates evidencing the Shares, free and clear of all Encumbrances (other than those imposed by applicable securities laws), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank; and

(ii)               a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby;

(iii)             the Mutual Releases, executed by Seller; and

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(iv) the consent and release of Silicon Valley Bank, as referred to in Schedule 3.05 hereto, which shall include (A) the consent of Silicon Valley Bank to the transactions contemplated by this Agreement, (B) the release of all Encumbrances held by or in favor of Silicon Valley Bank in respect of the Shares or the assets of the Company and (C) a release of the Company from any further liability or obligation under the Loan and Security Agreement referred to in Schedule 3.05 hereto or in respect of the financing transactions provided for therein (collectively, the "Silicon Valley Debt"), including the termination of all guarantees previously provided by the Company in respect of the Silicon Valley Debt.

Section 2.04 Closing. Subject to the terms and conditions of this Agreement, the sequence of events relating to the purchase and sale of the Shares contemplated hereby (shall be as follows: (i) the agreement of the parties to Schedules 2.02(b) and 2.03(a), followed as quickly as practicable by (ii) the execution of this Agreement by the Purchaser Parties and Seller, including the agreed Schedules 2.02(b) and 2.03(a), followed immediately thereafter by (iii) the closing of the transactions contemplated herein (the "Closing"), which shall include the deliveries of funds by Purchaser and by Seller contemplated by Section 2.03(a)(i) and the deliveries contemplated by Sections 2.03(b) and (c) (the date thereof, the "Closing Date").

Section 2.05 Distribution of Cash and Accounts Receivable; Collection of Receivables.

(a)                The Company shall, and the Purchaser Parties shall cause the Company to, use reasonable best efforts, consistent with the usual past practice of the Company (including seeking to collect amounts owed the Company for services rendered in the order in which such services were performed and such amounts invoiced), to expeditiously collect all accounts receivable owed to the Company for services rendered on or prior to the close of business on the Closing Date ("Pre-Closing Receivables") and have them paid according to the Company's and Seller's usual past practice into the Silicon Valley Bank lockbox. To the extent that the Company, any Purchaser Party or any Affiliate of any of them shall, from and after the Closing, receive payment of any Pre-Closing Receivables, such payment shall be deemed to have been received by the Company in payment in trust for the benefit of Seller, and the Company, the Purchaser Parties and their respective Affiliates shall cause any payments so received to be promptly turned over to Seller in the form received (subject to any necessary endorsement). If, and to the extent that, Seller shall, from and after the Closing, receive payment of any accounts receivable or other rights to payment in respect of services rendered by the Company from and after the close of business on the Closing Date, then Seller shall be deemed to have received such payment in trust for the benefit of the Company and shall promptly turn over to the Company any payments so received in the form received (subject to any necessary endorsement).

(b)               Until the Excluded Liabilities have been satisfied in full, all amounts paid in respect of Pre-Closing Receivables shall be paid into the Silicon Valley Bank lockbox or turned over to Seller, as required under Section 2.05(a). In the event any of the Company, the Purchaser Parties and their Affiliates receive payments from a Person owing Pre-Closing Receivables and other receivables, such payments shall be allocated to the payment of such Person's Pre-Closing Receivables based on the order in which the services underlying such Person's receivables were performed and such amounts invoiced, and the payments so allocated to Pre-Closing Receivables shall be paid into the Silicon Valley Bank lockbox or turned over to Seller, as required under Section 2.05(a). Each Friday following the Closing Date (or if such Friday is not a business day, then the next following business day), Seller shall use approximately 30% of the total amount paid by any Person into the Silicon Valley Bank lockbox in respect of Pre-Closing Receivables during the calendar week ending on the previous day's close of business to pay the Excluded Liabilities pursuant to Section 2.03(a)(ii) hereof.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to the Purchaser Parties that the statements contained in this Section 2.03(c)(iv) are true and correct.

Section 3.01 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Seller has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by the Purchaser Parties) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.02 Organization, Authority and Qualification of the Company. The Company is a corporation duly organized and validly existing under the Laws of the State of Georgia and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. The Company is duly licensed or qualified to do business in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 3.03 Capitalization.

(a) The authorized capital stock of the Company consists of 21,000,000 shares of common stock, no par value per share, of which (i) 20,000,000 shares are designated as voting common stock, of which 4,340,426 shares are issued and outstanding and constitute the Shares, and (ii) 1,000,000 shares are designated as non-voting common stock, of which no shares are issued and outstanding. All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances except as set forth on Schedule 3.05. Upon consummation of the transactions contemplated by this Agreement, Purchaser shall own all of the Shares, free and clear of all Encumbrances (other than those imposed by applicable securities laws).

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(b) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating Seller or the Company to issue or sell any shares of capital stock of, or any other equity interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

Section 3.04 No Subsidiaries. The Company does not own, or have any interest in any shares or have an ownership interest in, any other Person.

Section 3.05 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the articles or certificate of incorporation or bylaws of Seller or the Company; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or, to Seller's Knowledge, the Company; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which either Seller or, to Seller's Knowledge, the Company is a party or by which either Seller or, to Seller's Knowledge, the Company or their respective businesses or assets are bound, except as set forth on Schedule 3.05 and other than, in the cases of clause (c), such violations and conflicts which would not reasonably be expected to interfere in any material respect with the Company's business or operations. No consent, approval, permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller or, to Seller's Knowledge, the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.06 Legal Proceedings.

(a)                There are no Actions pending against Seller or, to the Knowledge of Seller, pending against the Company or threatened against, relating to or affecting Seller or the Company or any of their respective assets and properties which could be expected to result in the issuance of a Governmental Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, and, to the Knowledge of Seller, there are no facts or circumstances that could reasonably be expected to give rise to any Action that would be required to be disclosed pursuant to the foregoing.

(b)               To the Knowledge of Seller, there are no Actions pending or threatened against, relating to or affecting the Company or any of its assets and properties which if determined adversely to Seller or the Company, would reasonably be expected to (i) result in an injunction or other equitable relief against Seller or the Company or (ii) interfere in any material respect with the Company's business or operations.

Section 3.07 Taxes.

To Seller's Knowledge (except with respect to income Taxes and income Tax Returns):

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(a)                Since January 1, 2011, the Company has filed (taking into account any valid extensions) all material Tax Returns required to be filed by the Company. Such Tax Returns are true, complete and correct in all material respects. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business. All Taxes due and owing by the Company have been paid or accrued.

(b)               No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(c)                There are no ongoing actions, suits, claims, investigations or other legal proceedings by any Governmental Authority against the Company with respect to Taxes.

(d)               The Company is not a party to any Tax-sharing agreement.

Section 3.08 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.09 Insolvency. Seller is not insolvent, and Seller will not be rendered insolvent by any of the transactions contemplated hereby.

Section 3.10 No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement, to Seller's Knowledge, neither Seller, nor any other Person on behalf of Seller, makes or has made any other representation or warranty, express or implied, at law or in equity, in respect of Seller, the Company or their respective Affiliates, their respective businesses, the sale of the Shares or any of the other transactions contemplated by this Agreement, and Seller hereby expressly disclaims any other representations or warranties, whether made by Seller or any of its Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

Each of the Purchaser Parties represents and warrants to Seller that the statements contained in this 0 are true and correct.

Section 4.01 Organization and Authority of Purchaser. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Georgia. Purchaser has all necessary limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Purchaser is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction where such qualification or license is required. The execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Purchaser. This Agreement has been duly executed and delivered by each Purchaser Party, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of each Purchaser Party, enforceable against each Purchaser Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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Section 4.02 No Conflicts; Consents. The execution, delivery and performance by each Purchaser Party of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the articles of organization or operating agreement of Purchaser; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to any Purchaser Party; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which any Purchaser Party is a party or by which any Purchaser Party or its business or assets are bound. No consent, approval, permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to any Purchaser Party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

Section 4.04 Litigation. There are no Actions pending against any Purchaser Party or pending against the Company or, to the knowledge of any Purchaser Party, threatened against, relating to or affecting any Purchaser Party or the Company or any of their respective assets and properties which could be expected to result in the issuance of a Governmental Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, and, to the knowledge of any Purchaser Party, there are no facts or circumstances that could reasonably be expected to give rise to any Action that would be required to be disclosed pursuant to the foregoing.

Section 4.05 Investment Intent. Purchaser is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations issued pursuant thereto. Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act (including, for the avoidance of doubt, because the Purchaser was not formed for the specific purpose of acquiring the securities offered; or, if it was formed for such purpose, because each beneficial owner of interests in Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act). Purchaser understands that the Shares have not been registered under the Securities Act and cannot be offered or sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

Section 4.06 Financial Capacity. As of the Closing Date, Purchaser has the financial capacity to perform its obligations under this Agreement and the transactions contemplated hereunder to which it is a party in accordance with their respective terms.

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Section 4.07 No Other Representations and Warranties.

Except for the representations and warranties contained in this Agreement, to the knowledge of each Purchaser Party, no Purchaser Party, nor any other Person on behalf of a Purchaser Party, makes or has made any other representation or warranty, express or implied, at law or in equity, in respect of a Purchaser Party, the Company or their respective Affiliates, their respective businesses, the purchase of the Shares or any of the other transactions contemplated by this Agreement, and the Purchaser Parties hereby expressly disclaim any other representations or warranties, whether made by Purchaser Parties or any of their Representatives.

ARTICLE V
COVENANTS

Section 5.01 [Intentionally omitted.]

Section 5.02 Termination of Employment Agreement and Restrictive Covenants.

(a)                  Seller and the Purchaser Parties acknowledge and agree that, upon the consummation of the transactions contemplated hereby, and without further action of any Person, (i) that certain Employment Agreement dated as of December 31, 2010 by and between Moss and DecisionPoint Systems, Inc. ("Parent"), as heretofore amended (the "Employment Agreement"), will automatically be terminated and of no further force and effect and neither party thereto will have any further obligation thereunder; and (ii) the provisions of Section 5.2(b) of that certain Stock Purchase Agreement dated as of December 23, 2010 by and among Parent, the Company, Moss and Allen, among others, will automatically be terminated and of no further force and effect and no party thereto will have any further obligation under any of such provisions.

(b)                  Seller and each of the Purchaser Parties agree that commencing on the Closing Date and at all times thereafter:

(i)               no Purchaser Party shall, without the prior written consent of Seller, directly or indirectly, whether alone or in conjunction with, or on behalf of any other business, concern or person and whether as a principal, shareholder, director, employee, agent, consultant, partner or otherwise, use in connection with any trade or business any name which includes the name of Seller or any of its Affiliates (for the avoidance of doubt, excluding the Company), or any colorable imitation of them; and Seller shall not, without the prior written consent of the Purchaser Parties, directly or indirectly, whether alone or in conjunction with, or on behalf of any other business, concern or person and whether as a principal, shareholder, director, employee, agent, consultant, partner or otherwise, use in connection with any trade or business any name which includes the name of the Company or any of its Affiliates (for the avoidance of doubt, excluding Seller), or any colorable imitation of them; and

(ii)             neither Seller nor any Purchaser Party shall make any statements which in any way impugn, defame, or disparage the reputation of any Purchaser Party or Seller, as the case may be, or the respective officers, directors, shareholders, employees, licensees or representatives thereof, or any method of operation or conduct of business of Seller, any Purchaser Party or the Company or any of their respective Affiliates. Notwithstanding the foregoing, nothing in this Section 5.02(b)(ii) shall prohibit Seller or any Purchaser Party from making truthful statements when required or requested by a court or other governmental body of competent jurisdiction or as otherwise required by Law.

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Section 5.03 Tax Matters.

(a)                Seller shall include the income of the Company (including any deferred items treated as income by Treasury Regulation § 1.1502-13 and any excess loss account taken into income under Treasury Regulation § 1.1502-19) on Seller's consolidated federal income Tax Returns for all periods through the Closing Date, and shall also include such income on any consolidated, combined or unitary state income Tax Returns through the Closing Date, and pay all Taxes attributable to such income. All such Tax Returns, to the extent that they relate to the Company, shall be prepared and filed in a manner consistent with prior practice, except as may be required by Law, or, in the absence of a prior practice, in a reasonable manner. No later than twenty (20) days prior to filing, Seller will deliver to Purchaser all such Tax Returns and any related work papers and will permit Purchaser to review and comment on each such Tax Return and will make such revisions to such Tax Returns as are reasonably requested by Purchaser.

(b)               Seller shall prepare or cause to be prepared all other Tax Returns not addressed in Section 5.03(a) for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date, which Tax Returns shall be prepared in a manner consistent with prior practice, except as may be required by Law, or, in the absence of a prior practice, in a reasonable manner. No later than twenty (20) days prior to filing, Seller will deliver to Purchaser all such Tax Returns and any related work papers and will permit Purchaser to review and comment on each such Tax Return and will make such revisions to such Tax Returns as are reasonably requested by Purchaser. Seller shall remit to Purchaser not less than five (5) business days prior to the due date for filing such Tax Returns the amount of all such Taxes of the Company with respect to such periods, and Purchaser shall then file such Tax Returns or cause such Tax Returns to be filed. To the extent a third party is engaged to represent the Company in a Tax audit or dispute related to a period that ends on or before the Closing Date, the reasonable costs related to the services performed by any such third party shall be paid by Seller.

(c)                Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date, which Tax Returns shall be prepared in a manner consistent with the Company's prior practice, if any, except as may be required by Law, or, in the absence of a prior practice, in a reasonable manner. No later than twenty (20) days prior to filing, Purchaser will deliver to Seller all such Tax Returns and any related work papers and will permit Seller to review and comment on each such Tax Return and will make such revisions to such Tax Returns as are reasonably requested by Seller. Seller shall remit to Purchaser not less than five (5) business days prior to the due date for filing such Tax Returns the amount equal to the portion of the Taxes with respect to such periods which relates to the portion of such Tax period ending on the Closing Date. For purposes of this Section 5.03(c), in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Tax period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income, sales, payroll or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income, sales, payroll or receipts be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date.

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(d)               All Tax-sharing agreements or similar agreements with respect to or involving Seller and the Company will be terminated as between Seller and its Affiliates, on the one hand, and the Company, on the other hand, as of the Closing Date and, after the Closing Date, the Company will be not be bound thereby or have any liability thereunder.

(e)                All Taxes imposed in connection with the transfer of the Shares, whether such Taxes are assessed initially against Purchaser, Seller or any of their respective Affiliates, shall be borne and paid by Purchaser.

The term "Seller" as used in this Section 5.03 shall include, or refer to, Parent, as necessary or appropriate.

Section 5.04 Public Announcements. Other than Parent's Current Report on Form 8K that it shall be required to file with the U.S. Securities and Exchange Commission in respect of this Agreement and the transactions contemplated herein, unless otherwise required by applicable Law or stock exchange requirements, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.05 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE VI
INDEMNIFICATION

Section 6.01 Survival. The representations, warranties, covenants and agreements of the parties contained herein shall survive the Closing and shall remain in full force and effect.

Section 6.02 Indemnification By Seller. Subject to the other terms and conditions of this Article VI, Seller shall indemnify and defend each Purchaser Party and its Affiliates (including the Company) and their respective Representatives (collectively, the "Purchaser Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement;

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(b)               any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement; or

(c)                the Silicon Valley Debt.

Section 6.03 Indemnification By Purchaser Parties. Subject to the other terms and conditions of this Article VI, each Purchaser Party shall, jointly and severally, indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the "Seller Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)                any inaccuracy in or breach of any of the representations or warranties of any Purchaser Party contained in this Agreement;

(b)               any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement;

(c)                the Post-Closing Company Liabilities; or

(d)               any Unknown Liabilities;

Section 6.04 Indemnification Procedures. The party making a claim under this Article VI is referred to as the "Indemnified Party", and the party against whom such claims are asserted under this Article VI is referred to as the "Indemnifying Party".

(a) Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a "Third-Party Claim") against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses or is otherwise actually prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party's expense and by the Indemnifying Party's own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, however, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third-Party Claim that, if adversely determined, would reasonably be expected to have a material adverse effect on the business of the Indemnifying Party. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party; provided, however, that notwithstanding anything in this Agreement to the contrary, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably delayed or conditioned and provided that no settlement, compromise or confession of judgment is made without Indemnifying Party's consent. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party's right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, however, that if in the opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party or (B) there exists an actual or potential conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of one counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required and (A) or (B) above is applicable. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may pay, compromise or defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Seller and Purchaser shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim.

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(b)                 Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses or is otherwise actually prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Action in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party.

(c)                  Moss and Allen acknowledge that they are and have been members of the senior management of the Company and have had in-depth knowledge of the Company's business, operations and financial condition. Accordingly, in no event will Seller have any liability to a Purchaser Indemnitee or an Indemnified Party under this Agreement with respect to a breach of a representation or warranty under this Agreement to the extent Purchaser, Moss or Allen knew of such breach as of the Closing.

(d)                 Each Indemnified Party shall use its commercially reasonable efforts to mitigate its expected Loss upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Loss that is indemnifiable hereunder, including responding to a Loss in the same manner as that party would respond to such Loss in the absence of the indemnification provisions of this Agreement.

Section 6.05 Notwithstanding anything to the contrary contained in this Agreement, Losses shall not include, and no party shall be liable for, (i) any exemplary or punitive damages or (ii) any consequential damages that are not reasonably foreseeable as a result of or arising from a party's breach of any agreement, covenant, representation or warranty set forth in this Agreement, except, in each case, to the extent paid to a third party.

13

Section 6.06 Exclusive Remedy. From and after the Closing, this Article VI shall constitute the sole and exclusive remedy for each party against any other party with respect to any and all breaches or alleged breaches of any agreement, covenant, representation or warranty made by such party in this Agreement, except for (i) claims based on actual fraud in connection with the transactions contemplated by this Agreement, and (ii) any equitable remedies, including the right to an injunction or specific performance, to which such party may be entitled.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with affirmative confirmation of receipt) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller	DecisionPoint Systems International, Inc.
8697 Research Drive
Irvine, CA 92618
Facsimile: (949) 215-9642
E-mail: mroe@decisionpt.com
Attention: Mike Roe, Chief Financial Officer

with a Copy (which shall constitute notice) to:	Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Facsimile: (646) 895-7112
E-mail: rbaumann@egsllp.com
Attention: Richard Baumann, Esq.

If to any Purchaser Party	CMAC Purchaser, LLC
7340 Beaumont Terrace
Suwanee, GA 30024

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Facsimile:____________________ E-mail: bryanemoss@gmail.com Attention: Mr. Bryan E. Moss

with a copy (which shall not constitute notice) to:	Rogers & Hardin LLP 229 Peachtree Street, N.E. Suite 2700 Atlanta, GA 30303 Facsimile: (404) 230-0972 E-mail: jspencer@rh-law.com Attention: Jody L. Spencer, Esq.

Section 7.03 Interpretation. For purposes of this Agreement: (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 7.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.06 Entire Agreement. This Agreement (including any exhibits and schedules hereto) constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 7.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.08 No Third-party Beneficiaries. Except as provided in Article VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 7.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.10 Governing Law; Submission to Jurisdiction.

(a)                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b)                  ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION WITH SUCH AGREEMENTS.

Section 7.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

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Section 7.12 Representation of the Company. The Parties agree that, notwithstanding the fact that Ellenoff Grossman & Schole LLP ("EGS") may have jointly represented Seller and the Company in connection with this Agreement and any other matters, EGS will be permitted in the future to represent Seller and any of its Affiliates in connection with matters in which such Persons are adverse to the Company or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. Each of the Purchaser Parties, who are represented by their own counsel in connection with this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with any future representation of Seller or any of its Affiliates by EGS in any matter in which the interests of such Person or Persons are adverse to the interests of any of the Company, the Purchaser Parties and their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The parties acknowledge and agree that, for the purposes of the attorney-client privilege, Seller, and not any of the Company or its directors, officers or employees, shall be deemed the clients of EGS with respect to the negotiation, execution and performance of this Agreement.

Section 7.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows.]

17

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized,

DECISIONPOINT SYSTEMS INTERNATIONAL, INC.

By: /s/ Michael P. Roe
Name: Michael P. Roe
Title: Chief Financial Officer

CMAC, INC.

By: /s/ Michael P. Roe
Name: Michael P. Roe
Title: Chief Financial Officer

CMAC PURCHASER, LLC

By:
Name:
Title:

BRYAN E. MOSS

BYRON M. ALLEN

18

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized,

DECISIONPOINT SYSTEMS INTERNATIONAL, INC.

By:
Name: Michael P. Roe
Title: Chief Financial Officer

CMAC, INC.

By:
Name: Michael P. Roe
Title: Chief Financial Officer

CMAC PURCHASER, LLC

By: /s/ Bryan E. Moss
Name: Bryan E. Moss
Title: Manager

/s/ BRYAN E. MOSS
BRYAN E. MOSS

/s/ BYRON M. ALLEN
BYRON M. ALLEN

19

Guaranty:

By the execution hereof, the undersigned absolutely, irrevocably and unconditionally guarantees the performance of each and every obligation of Seller pursuant to the terms of this Agreement.

DECLSIONPOINT SYSTEMS, INC.

By: /s/ Michael Roe
Name: Michael Roe
Title: CFO

20

Schedule 3.05

Required Consents, Etc.

Consent of Silicon Valley Bank pursuant to that Loan and Security Agreement among Silicon Valley Bank, DecisionPoint Systems International, Inc., DecisionPoint Systems Group, Inc., DecisionPoint Systems CA, Inc., DecisionPoint Systems CT, Inc., DecisionPoint Systems, Inc. and CMAC, Inc., as amended.

Encumbrance or Encumbrances in favor of Sigma Opportunity Fund II, LLC over assets, shares and/or properties of the Company (in relation to which the Company has received the authorization of Sigma Opportunity Fund II, LLC to terminate any and all outstanding Encumbrances relating to the Company, Seller, and any of their respective Affiliates).

21

Exhibit A

Form of Mutual Release

22

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (this "Agreement") is made effective as of the 30th day of June, 2015 (the "Effective Date"), by and between BRYAN E. MOSS, an individual resident of the State of Georgia ("Moss"), and DECISIONPOINT SYSTEMS INTERNATIONAL, INC., a Delaware corporation ("DPS").

1. Release of Moss.

(a)                DPS, for itself and on behalf of its agents, attorneys, representatives, officers, directors, subsidiaries, affiliates, successors and assigns (individually, a "DPS Party" and collectively, the "DPS Parties"), for good and adequate consideration, the receipt whereof is hereby acknowledged, does hereby remise, release and forever discharge each of the Moss Parties (as hereinafter defined) of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law or in equity (collectively, "Claims"), which against the said Moss Party such DPS Party ever had, now has or which it, its successors or assigns, hereafter can, shall or may have for, upon or by reasons of any matter, cause or thing whatsoever from the beginning of the world to, and including, the Closing Date (collectively, the "DPS Released Claims"); provided, however, that, notwithstanding the foregoing, neither DPS nor any other DPS Party shall be deemed hereunder to have released, waived, acquitted, withdrawn, retracted or discharged any rights under that certain Stock Purchase Agreement dated June 30, 2015, by and between DPS, CMAC Purchaser, LLC, Moss and Byron M. Allen (the "Stock Purchase Agreement").

(b)               DPS agrees that neither DPS nor anyone claiming by, through, for or under it or on its behalf will bring, file, institute, prosecute, maintain, participate in, or recover upon, either directly or indirectly, or encourage or benefit from the institution of any suit, charge, administrative proceeding, investigation or action at law or in equity against any Moss Party in or before any federal, state, local, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing, for or relating to any of the DPS Released Claims. DPS agrees that this Section 1(b) may be pleaded by any Moss Party as a counterclaim or cross-claim to or as a defense in bar or abatement of any DPS Released Claim. DPS represents that it has not filed or caused to be filed any claim, complaint, charge or action of any kind against any Moss Party, which is now pending with any court, administrative agency or arbitral tribunal, or assigned any rights with respect to any DPS Released Claim.

2. Release of DPS Parties.

(a) Moss, for himself and his heirs, agents, attorneys, representatives, affiliates and assigns (individually, a "Moss Party" and collectively, the "Moss Parties"), for good and adequate consideration, the receipt whereof is hereby acknowledged, does hereby remise, release and forever discharge each of the DPS Parties of and from all Claims which against the said DPS Party such Moss Party ever had, now has or which he hereafter can, shall or may have for, upon or by reasons of any matter, cause or thing whatsoever from the beginning of the world to, and including, the Closing Date (collectively, the "Moss Released Claims"); provided, however, that, notwithstanding the foregoing, neither Moss nor any other Moss Party shall be deemed hereunder to have released, waived, acquitted, withdrawn, retracted or discharged any rights under the Stock Purchase Agreement or any rights of indemnification Moss has or may have solely with respect to his status as an officer or employee of DecisionPoint Systems, Inc. or of CMAC, Inc.

23

.

(b) Moss agrees that neither Moss nor anyone claiming by, through, for or under him or on his behalf will bring, file, institute, prosecute, maintain, participate in, or recover upon, either directly or indirectly, or encourage or benefit from the institution of, any suit, charge, administrative proceeding, investigation or action at law or in equity against any DPS Party in or before any federal, state, local, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing, for or relating to any of the Moss Released Claims. Moss agrees that this Section 2(b) may be pleaded by any DPS Party as a counterclaim or cross-claim to or as a defense in bar or abatement of any Moss Released Claim. Moss represents that he has not filed or caused to be filed any claim, complaint, charge or action of any kind against any DPS Party, which is now pending with any court, administrative agency or arbitral tribunal, or assigned any rights with respect to any Moss Released Claim.

3.                  Title or Headings. The titles or headings of the articles and paragraphs of this Agreement are included as a matter of convenience and shall not be given substantive effect.

4.                  Partial Invalidity. No judicial declaration that any provision hereof is invalid or unenforceable shall affect the validity or enforceability of the remainder of this Agreement.

5.                  Rules of Construction. For purposes of this Agreement: (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

6.                  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

7.                  Binding Effect and Rescission. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

8.                  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows.]

24

IN WITNESS WHEREOF, the undersigned have executed this Mutual Release Agreement as of the Effective Date,

BRYAN E. MOSS

DECISIONPOINT SYSTEMS INTERNATIONAL, INC.

By:______________________________

Name:____________________________

Title:_____________________________

25

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (this "Agreement") is made effective as of the 30th day of June, 2015 (the "Effective Date"), by and between BYRON M. ALLEN, an individual resident of the State of Georgia ("Allen"), and DECISIONPOINT SYSTEMS INTERNATIONAL, INC., a Delaware corporation ("DPS").

1. Release of Allen.

(a)                DPS, for itself and on behalf of its agents, attorneys, representatives, officers, directors, subsidiaries, affiliates, successors and assigns (individually, a "DPS Party" and collectively, the "DPS Parties"), for good and adequate consideration, the receipt whereof is hereby acknowledged, does hereby remise, release and forever discharge each of the Allen Parties (as hereinafter defined) of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law or in equity (collectively, "Claims"), which against the said Allen Party such DPS Party ever had, now has or which it, its successors or assigns, hereafter can, shall or may have for, upon or by reasons of any matter, cause or thing whatsoever from the beginning of the world to, and including, the Closing Date (collectively, the "DPS Released Claims"); provided, however, that, notwithstanding the foregoing, neither DPS nor any other DPS Party shall be deemed hereunder to have released, waived, acquitted, withdrawn, retracted or discharged any rights under that certain Stock Purchase Agreement dated June 30, 2015, by and between DPS, CMAC Purchaser, LLC, Bryan E. Moss and Allen (the "Stock Purchase Agreement").

(b)               DPS agrees that neither DPS nor anyone claiming by, through, for or under it or on its behalf will bring, file, institute, prosecute, maintain, participate in, or recover upon, either directly or indirectly, or encourage or benefit from the institution of, any suit, charge, administrative proceeding, investigation or action at law or in equity against any Allen Party in or before any federal, state, local, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing, for or relating to any of the DPS Released Claims. DPS agrees that this Section 1(b) may be pleaded by any Allen Party as a counterclaim or cross-claim to or as a defense in bar or abatement of any DPS Released Claim. DPS represents that it has not filed or caused to be filed any claim, complaint, charge or action of any kind against any Allen Party, which is now pending with any court, administrative agency or arbitral tribunal, or assigned any rights with respect to any DPS Released Claim.

2. Release of DPS Parties.

(a) Allen, for himself and his heirs, agents, attorneys, representatives, affiliates and assigns (individually, a "Allen Party" and collectively, the "Allen Parties"), for good and adequate consideration, the receipt whereof is hereby acknowledged, does hereby remise, release and forever discharge each of the DPS Parties of and from all Claims which against the said DPS Party such Allen Party ever had, now has or which he hereafter can, shall or may have for, upon or by reasons of any matter, cause or thing whatsoever from the beginning of the world to, and including, the Closing Date (collectively, the "Allen Released Claims"); provided, however, that, notwithstanding the foregoing, neither Allen nor any other Allen Party shall be deemed hereunder to have released, waived, acquitted, withdrawn, retracted or discharged any rights under the Stock Purchase Agreement or any rights of indemnification Allen has or may have solely with respect to his status as an officer or employee of DecisionPoint Systems, Inc. or of CMAC, Inc.

26

(b) Allen agrees that neither Allen nor anyone claiming by, through, for or under him or on his behalf will bring, file, institute, prosecute, maintain, participate in, or recover upon, either directly or indirectly, or encourage or benefit from the institution of, any suit, charge, administrative proceeding, investigation or action at law or in equity against any DPS Party in or before any federal, state, local, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing, for or relating to any of the Allen Released Claims. Allen agrees that this Section 2(b) may be pleaded by any DPS Party as a counterclaim or cross-claim to or as a defense in bar or abatement of any Allen Released Claim. Allen represents that he has not filed or caused to be filed any claim, complaint, charge or action of any kind against any DPS Party, which is now pending with any court, administrative agency or arbitral tribunal, or assigned any rights with respect to any Allen Released Claim.

3.                  Title or Headings. The titles or headings of the articles and paragraphs of this Agreement are included as a matter of convenience and shall not be given substantive effect.

4.                  Partial Invalidity. No judicial declaration that any provision hereof is invalid or unenforceable shall affect the validity or enforceability of the remainder of this Agreement.

5.                  Rules of Construction. For purposes of this Agreement: (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

6.                  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

7.                  Binding Effect and Rescission. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

8.                  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows.]

27

IN WITNESS WHEREOF, the undersigned have executed this Mutual Release Agreement as of the Effective Date.

BYRON M. ALLEN

DECISIONPOINT SYSTEMS INTERNATIONAL, INC.

By:_________________________________

Name:_______________________________

Title:________________________________

28

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (this "Agreement") is made effective as of the 30th day of June, 2015 (the "Effective Date"), by and between CMAC PURCHASER, LLC, a Georgia limited liability company ("Purchaser"), and DECISIONPOINT SYSTEMS INTERNATIONAL, INC., a Delaware corporation ("DPS").

1. Release of Purchaser.

(a)                DPS, for itself and on behalf of its agents, attorneys, representatives, officers, directors, subsidiaries, affiliates, successors and assigns (individually, a "DPS Party" and collectively, the "DPS Parties"), for good and adequate consideration, the receipt whereof is hereby acknowledged, does hereby remise, release and forever discharge each of the Purchaser Parties (as hereinafter defined) of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law or in equity (collectively, "Claims"), which against the said Purchaser Party such DPS Party ever had, now has or which it, its successors or assigns, hereafter can, shall or may have for, upon or by reasons of any matter, cause or thing whatsoever from the beginning of the world to, and including, the Closing Date (collectively, the "DPS Released Claims"); provided, however, that, notwithstanding the foregoing, neither DPS nor any other DPS Party shall be deemed hereunder to have released, waived, acquitted, withdrawn, retracted or discharged any rights under that certain Stock Purchase Agreement dated June 30, 2015, by and among DPS, CMAC Purchaser, LLC, Bryan E. Moss and Byron M. Allen (the "Stock Purchase Agreement").

(b)               DPS agrees that neither DPS nor anyone claiming by, through, for or under it or on its behalf will bring, file, institute, prosecute, maintain, participate in, or recover upon, either directly or indirectly, or encourage or benefit from the institution of, any suit, charge, administrative proceeding, investigation or action at law or in equity against any Purchaser Party in or before any federal, state, local, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing, for or relating to any of the DPS Released Claims. DPS agrees that this Section 1(b) may be pleaded by any Purchaser Party as a counterclaim or cross-claim to or as a defense in bar or abatement of any DPS Released Claim. DPS represents that it has not filed or caused to be filed any claim, complaint, charge or action of any kind against any Purchaser Party, which is now pending with any court, administrative agency or arbitral tribunal, or assigned any rights with respect to any DPS Released Claim.

2. Release of DPS Parties.

(a) Purchaser, for itself and its employee, agents, attorneys, representatives, affiliates, successors and assigns (individually, a "Purchaser Party" and collectively, the "Purchaser Parties"), for good and adequate consideration, the receipt whereof is hereby acknowledged, does hereby remise, release and forever discharge each of the DPS Parties of and from all Claims which against the said DPS Party such Purchaser Party ever had, now has or which such Purchaser Party hereafter can, shall or may have for, upon or by reasons of any matter, cause or thing whatsoever from the beginning of the world to, and including, the Closing Date (collectively, the "Purchaser Released Claims"); provided, however, that, notwithstanding the foregoing, no Purchaser Party shall be deemed hereunder to have released, waived, acquitted, withdrawn, retracted or discharged any rights under the Stock Purchase Agreement or any rights of indemnification such Purchaser Party has or may have solely with respect to his status as an officer or employee of DecisionPoint Systems, Inc. or of CMAC, Inc.

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(b) Purchaser agrees that neither Purchaser nor anyone claiming by, through, for or on its behalf will bring, file, institute, prosecute, maintain, participate in, or recover upon, either directly or indirectly, or encourage or benefit from the institution of, any suit, charge, administrative proceeding, investigation or action at law or in equity against any DPS Party in or before any federal, state, local, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing, for or relating to any of the Purchaser Released Claims. Purchaser agrees that this Section 2(b) may be pleaded by any DPS Party as a counterclaim or cross-claim to or as a defense in bar or abatement of any Purchaser Released Claim. Purchaser represents that it has not filed or caused to be filed any claim, complaint, charge or action of any kind against any DPS Party, which is now pending with any court, administrative agency or arbitral tribunal, or assigned any rights with respect to any Purchaser Released Claim.

3.                  Title or Headings. The titles or headings of the articles and paragraphs of this Agreement are included as a matter of convenience and shall not be given substantive effect.

4.                  Partial Invalidity. No judicial declaration that any provision hereof is invalid or unenforceable shall affect the validity or enforceability of the remainder of this Agreement.

5.                  Rules of Construction. For purposes of this Agreement: (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

6.                  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

7.                  Binding Effect and Rescission. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

8.                  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned have executed this Mutual Release Agreement as of the Effective Date.

CMAC PURCHASER, LLC

By:_________________________________

Name:_______________________________

Title:________________________________

DECISIONPOINT SYSTEMS INTERNATIONAL, INC.

By:_________________________________

Name:_______________________________

Title:________________________________

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